UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 Date of Report
                                January 27, 2003
                                ----------------


                        FARMERS CAPITAL BANK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Kentucky
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                  State or other jurisdiction of incorporation


        0-14412                                         61-1017851
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(Commission File Number)                   (I.R.S. Employer Identification No.)

P.O. Box 309
Frankfort, Kentucky                                       40602
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(Address of principle executive offices)                 (Zip Code)


               Registrant's telephone number, including area code:
                                 (502) 227-1600


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              Item 5. Other Events

                                  NEWS RELEASE
                                January 27, 2003

         Farmers Capital Bank Corporation Announces Stock Purchase Plan

Frankfort, Kentucky - Farmers Capital Bank Corporation announced today that it intends to purchase up to 300,000 shares of its outstanding common stock. This is in addition to the stock purchase plans announced on July 25, 2000 and November 9, 1998 to purchase 500,000 and 400,000 shares, respectively. Under these previously announced plans 898,403 shares have been purchased. The purchases will be dependent on market conditions and there is no guarantee as to the exact number of shares to be purchased by the Company. Shares purchased would be used for general corporate purposes.

Consistent with the objective of maximizing shareholder value, the Company considers the purchase of its outstanding shares in the current price range to be a good investment of the Company's available funds.

As of January 26, 2003 there were 6,792,014 shares of the Company's common stock outstanding.

Farmers Capital Bank Corporation is a financial holding company headquartered in Frankfort, Kentucky. The Company operates 23 banking locations in 13 communities throughout Kentucky, a leasing company, a data processing company, and an insurance company. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) SmallCap Market tier, under the symbol: FFKT.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Farmers Capital Bank Corporation



January 28, 2003                        By:/s/ G. Anthony Busseni
                                           ------------------------------------
                                           G. Anthony Busseni
                                           President and Chief Executive Officer